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                                                              EXHIBIT 23.4

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. included in the Proxy Statement/Prospectus and Registration Statement of AVCOM International, Inc. and Signature Resorts, Inc. (Form S-4 No. 333-16339) for the registration of up to 1,494,957 shares of common stock of Signature Resorts, Inc.

                                          ERNST & YOUNG LLP

Phoenix, Arizona

December 18, 1996